UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 23, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


         1-5721                                            13-2615557
(Commission File Number)                       (IRS Employer Identification No.)


315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                          10010
(Address of Principal Executive Offices)                         (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         Section 2- Financial Information
         Item 2.02  Completion of Acquisition or Disposition of Assets

         Section 8- Other Events
         Item  8.01 Other Events

         On December 23, 2005, Leucadia National Corporation issued the following press release announcing that it had completed the previously announced sale of WilTel Communications Group, LLC to Level 3 Communications,
Inc.:

                          LEUCADIA NATIONAL CORPORATION
               COMPLETES SALE OF WILTEL COMMUNICATIONS GROUP, LLC
                         TO LEVEL 3 COMMUNICATIONS, INC.


New York, New York . . . December 23, 2005, Leucadia National Corporation (NYSE:
"LUK") today announced the completion of the sale of its telecommunications subsidiary, WilTel Communications Group, LLC, to Level 3 Communications, Inc. for aggregate consideration consisting of $486 million in cash (including $16 million for excess working capital, which is subject to adjustment, and $100 million in cash to reflect that amount of cash left in WilTel), and 115 million newly issued shares of Level 3 common stock, having an aggregate market value of $339 million (based on the $2.95 per share closing price of Level 3 common stock on December 22, 2005). Leucadia expects to report a pre-tax gain on the sale of approximately $180 million and will classify WilTel as a discontinued operation during the fourth quarter of 2005.

In connection with the sale, Leucadia retained those assets and liabilities of WilTel that were not purchased by Level 3. The retained assets include (i) WilTel's headquarters building located in Tulsa, Oklahoma, (ii) WilTel's cash and cash equivalents in excess of $100 million, and (iii) WilTel's marketable securities. In addition, Leucadia retained all of WilTel's right to receive cash payments from SBC Communications Inc. totaling $236 million pursuant to the previously announced Termination, Mutual Release and Settlement Agreement dated June 15, 2005 among the Company, WilTel and SBC. Prior to the closing, WilTel repaid its long-term debt obligations using its funds, together with funds advanced by Leucadia. In addition, the retained liabilities include WilTel's defined benefit pension plan and supplemental retirement plan obligation and certain other employee related liabilities and other claims. The net value of these retained assets and retained liabilities has not yet been determined.

The agreement with Level 3 requires that all parties make the appropriate filings to treat the purchase of WilTel's membership interests as a purchase of assets for federal, state and local income and franchise tax purposes. As a result, WilTel's operating loss carryforwards, including any tax loss carryforwards generated by the sale, will remain with Leucadia. Leucadia currently estimates that after the closing it has federal net operating loss carryforwards of approximately $4.9 billion, which are subject to qualifications, limitations and uncertainties as discussed in Leucadia's Annual Report on Form 10-K for the year ended December 31, 2004.


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
Leucadia' remaining telecommunications operations are conducted through ATX Communications, Inc., an integrated communications provider that offers local exchange carrier and inter-exchange carrier telephone, Internet, high-speed data and other communications services to business and residential customers in certain markets throughout the Mid-Atlantic and Midwest regions of the United States.

                                 **************

This press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Although Leucadia believes any such statement is based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Leucadia's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. These forward-looking statements speak only as of the date hereof. Leucadia disclaims any intent or obligation to update these forward-looking statements.

                               *******************

Leucadia National Corporation, with its principal business address at 315 Park Avenue South, New York, New York 10010, is a holding company engaged in a variety of businesses.




         Leucadia will file a Current Report on Form 8-K reporting information under "Section 9- Financial Statements and Exhibits" in accordance with the filing requirements of Form 8-K with respect to the sale of WilTel Communications Group, LLC.









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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2005

                                          LEUCADIA NATIONAL CORPORATION

                                          /s/ Joseph A. Orlando
                                          -------------------------------------
                                          Name: Joseph A. Orlando
                                          Title: Vice President and Chief
                                                 Financial Officer





















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